Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-160743) pertaining to the Walter Investment Management Corp. 1999 Equity Incentive Plan (As Amended) and the Walter Investment Management Corp. 2009 Long-Term Incentive Award Plan of Walter Investment Management Corp., and the Registration Statement (Form S-8 No. 333-192033) pertaining to the Walter Investment Management Corp. 2011 Omnibus Incentive Plan, and in the Registration Statement (Form S-3 No. 333-179013) of Walter Investment Management Corp. and in the related Prospectus of our reports dated February 27, 2014, with respect to the consolidated financial statements of Walter Investment Management Corp. and subsidiaries, and the effectiveness of internal control over financial reporting of Walter Investment Management Corp. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Tampa, Florida

August 14, 2014